Exhibit 10.16

SUBSTITUTE OPTION AGREEMENT
UNDER THE
HOME POINT CAPITAL INC.
2021 INCENTIVE PLAN

Pursuant to the terms and conditions of this Substitute Option Agreement (this “Option Agreement”) and the Home Point Capital Inc. 2021 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Home Point Capital Inc., a Delaware corporation (the “Company”), hereby grants to the Participant set forth on the signature page hereto (the “Participant”) the aggregate number of substitute Options set forth in the table on the signature page hereto, with each Option representing the right to purchase one share of Common Stock (collectively, the “Substitute Options”).  The Substitute Options are “Substitute IPO Options” as set forth in the Plan.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.          Substitute Options.  The Substitute Options are being granted (a) in connection with certain corporate transactions entered into in connection with the initial public offering of the Company (the “Company IPO”), and (b) in substitution of options (the “Original Options”) granted under the Home Point Capital LP 2015 Option Plan, as amended (the “Original Plan”) and pursuant to one or more Option Grant Agreement(s), in each case, identified on the signature page hereto (as applicable, the “Original Option Agreement(s)”).

2.          Vesting.  Subject to the conditions contained herein and in the Plan, the Substitute Options shall vest as provided in the Original Option Agreement to which the Substitute Options relate; provided, however, that with respect to any Substitute Options that relate to Original Options that are “Performance-Vesting Options” (as defined in the Original Option Agreement(s)) (the “Performance-Based Substitute Options”), the following provisions shall apply:

(a)          references to “Common Units” (i) with respect to the transfer by the Sponsor Partners of at least 20% of the Common Units in connection with a Public Offering and (ii) in both of the definitions of “Sponsor Exit Transaction” and “Sponsor Exit Proceeds” shall be deemed to be references to both “Common Units” and “Common Stock into which such Common Units have been converted” (which are collectively referred to as the “Sponsor Interests”); provided, that the reference to “Common Units” in sub-prong “(x)” of the definition of “Sponsor Exit Transaction” shall remain a reference to only “Common Units”;

(b)          in addition to the performance-vesting provisions set forth in the Original Option Agreement(s), the Performance-Based Substitute Options will be eligible to vest in full, to the extent not already vested, on the first to occur of the (i) 2.0 Sponsor Partners Realization Date, (ii) 3.0 Sponsor Partners Realization Date or (iii) 4.0 Sponsor Partners Realization Date.

(c)          the following defined terms shall mean:

(i)          “2.0 Sponsor Partners Realization Date” means the date upon which the Sponsor Partners have (i) sold or disposed of at least 45% of their Sponsor Interests, and (ii) received cash proceeds, in respect of the Sponsor Partners’ investment in the Sponsor Interests held from time to time by the Sponsor Partners in an amount necessary to ensure a return equal to 2.0 times the Sponsor Partners’ cumulative invested capital in respect of the Sponsor Interests.

(ii)          “3.0 Sponsor Partners Realization Date” means the date upon which the Sponsor Partners have (i) sold or disposed of at least 35% of their Sponsor Interests and (ii) received cash proceeds, in respect of the Sponsor Partners’ investment in the Sponsor Interests held from time to time by the Sponsor Partners in an amount necessary to ensure a return equal to 3.0 times the Sponsor Partners’ cumulative invested capital in respect of the Sponsor Interests.

(iii)          “4.0 Sponsor Partners Realization Date” means the date upon which the Sponsor Partners have (i) sold or disposed of at least 25% of their Sponsor Interests and (ii) received cash proceeds, in respect of the Sponsor Partners’ investment in the Sponsor Interests held from time to time by the Sponsor Partners in an amount necessary to ensure a return equal to 4.0 times the Sponsor Partners’ cumulative invested capital in respect of the Sponsor Interests.

(d)          with respect to Original Options granted prior to January 31, 2020, the “Trigger Amount” shall be tested on the date in which the Sponsor Partners have sold or disposed of at least 45% of their Sponsor Interests (such date, the “Initial Performance Date”), and on each subsequent sale or disposition by such Sponsor Partners thereafter; and

(e)          with respect to Original Options granted on or after January 31, 2020, the financial targets based on the amount of the Sponsor Exit Proceeds specified in Section [4(b)] of the Original Option Agreement(s) shall be tested on the Initial Performance Date, and on each subsequent sale or disposition by such Sponsor Partners thereafter.

3.          Treatment of Options on Termination.  The provisions of Section 7(c)(iii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination (a) by the Company without Cause (as defined in the Original Option Agreement), (b) as a result of Participant’s resignation with Good Reason (as defined in the Original Option Agreement), or (c) by reason of the Participant’s death or Disability, (i) any Substitute Options that relate to Original Options that are “Time-Vesting Options” (as defined in the Original Option Agreement(s)) shall vest on such termination of employment with respect to the number of shares of Common Stock that, but for such termination would have become exercisable on the next anniversary of the Grant Date (as set forth in the Original Option Agreement(s)), if any, and (ii) the Performance-Based Substitute Options shall remain eligible to vest (and shall vest upon satisfaction of the provisions described above in Section 2) until the first anniversary of such termination (but not beyond the expiration date of the Option Period) (the “Post-Termination Tail Period”).  Performance-Based Substitute Options that vest during the Post-Termination Tail Period shall remain exercisable for ninety (90) days following the applicable date of vesting (but not beyond the expiration date of the Option Period), and any Performance-Based Substitute Options that fail to vest during the Post-Termination Tail Period shall terminate upon the expiration of the Post-Termination Tail Period.

4.          Method of Exercising Options.  The Substitute Options may be exercised by the delivery of notice of the number of Substitute Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Substitute Options so exercised.  Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or its designee; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time.  Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii)(A), (B) and (C) of the Plan; provided that the Participant shall obtain written consent from the Company prior to the use of the methods described in Section 7(d)(ii)(A) or (C) of the Plan.

5.          Issuance of Shares of Common Stock.  Following the exercise of a Substitute Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Substitute Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third‑party plan administrator.

6.          Repurchase Rights and Transfer Restrictions.

(a)          The Substitute Options (and any shares of Common Stock acquired upon the exercise of such Substitute Options) will not be subject to the repurchase rights set forth in Section [2.6] of the Original Plan or Original Option Agreement(s).

(b)          The Substitute Options (and any shares of Common Stock acquired upon the exercise of such Substitute Options) (i) will not be subject to Transfer (as defined below) during any “Lock-up Period” as set forth in Section [10(e)] of the Original Option Agreement(s) and (ii) may not be subject to Transfer (other than as set forth in Section 8 hereof) prior to the earlier of (i) fourth (4th) anniversary of the effective date of the Company IPO and (ii) the Initial Performance Date; provided, however, the Participant shall be permitted to effect a broker-assisted “cashless exercise” in accordance with Sections 7(d)(ii)(B) of the Plan to satisfy the applicable Exercise Price and/or Section 13(d)(ii) of the Plan to satisfy the applicable withholding tax obligation.  Notwithstanding the foregoing, the Participant will be permitted to Transfer shares received in respect of Substitute Options that are not Performance-Based Substitute Options (the “Time-Based Substitute Options”) as follows: (i) such shares that relate to vested Time-Based Substitute Options as of the effective date of the Company IPO may be Transferred up to the percentage of Sponsor Interests sold by the Sponsor Partners in connection with the Company IPO (based on the percentage of Sponsor Interests held by all of the Sponsor Partners immediately prior to the Company IPO) and as to such additional percentage as and when the Sponsor Partners sell additional Sponsor Interests following the effective date of the Company IPO (based on the aggregate percentage of Sponsor Interests held by all of the Sponsor Partners immediately prior to the Company IPO) and (ii) shares of Common Stock received upon exercise of any Time-Based Substitute Options that vest following the effective date of the Company IPO may be Transferred as to the percentage of Sponsor Interests sold by the Sponsor Partners through the applicable vesting date (based on the percentage of Sponsor Interests held by all of the Sponsor Partners immediately prior to the Company IPO).

For purposes of this Section 6, “Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or any other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest or any lien or encumbrance) and, when used as a verb, voluntarily (whether in fulfillment of contractual obligation or otherwise) to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer (including by creating any derivative or synthetic interest, any lien or encumbrance) or any other similar participation or interest, in any case, whether by operation of law or otherwise.

7.          Company; Participant.

(a)          The term “Company” as used in this Option Agreement with reference to employment shall include the Company and its Subsidiaries.

(b)          Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Substitute Options may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

8.          Non-Transferability.  The Substitute Options are not transferable by the Participant; provided, however, to the extent permitted by the Committee in accordance with Section 13(b) of the Plan, vested Substitute Options may be transferred to Permitted Transferees.  Except as otherwise provided herein, no assignment or transfer of the Substitute Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Substitute Options shall terminate and become of no further effect.

9.          Rights as Shareholder.  The Participant shall have no rights as a shareholder with respect to any share of Common Stock covered by a Substitute Option unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

10.          Tax Withholding.  The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

11.          Notice.  Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, which may be by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

12.          No Right to Continued Service.  This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

13.          Binding Effect.  This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.          Waiver and Amendments.  Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

15.          Governing Law.  This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Option Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16.          Plan.  The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement, the Plan shall govern and control.

17.          Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Substitute Options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.          Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.          Entire Agreement.  This Option Agreement and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF SUBSTITUTE OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION AGREEMENT AND THE PLAN.

PARTICIPANT

Name:

HOME POINT CAPITAL INC.

By:
Title:

Substitute Option Information:

(a)	(b)	(c)	(d) = (Common Unit FMV / IPO Price)	(e) = (b) * (d)	(f) = (c) / (d)	(g) = 10th anniversary of (a)
Date of Option Grant Agreement of Original Options	Number of Common Units Subject to Original Options	Exercise Price Per Common Unit of Original Option	Exchange Ratio	Number of Substitute Options Granted Hereunder	Exercise Price of Substitute Options	Expiration Date of Option Period of Substitute Option